EXHIBIT 23H

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below consititutes and appoints Marcel L. Engenheiro as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A of Gemini Funds, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Given and signed in New York, New York, on October 27, 2000.

By: /s/ James R. Hocking
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JAMES R. HOCKING

By: /s/ Paul F. Starita                     By: James W. Bradshaw
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PAUL F. SARITA                                  JAMES W. BRADSHAW